                                                                     EXHIBIT 8.1

             [FORM OF OPINION OF BROBECK, PHLEGER & HARRISON LLP]

                                March __, 1996



Cisco Systems, Inc.
170 West Tasman Drive
San Jose, CA  95134

Ladies and Gentlemen:

          This opinion is being delivered to you pursuant to Section 6.1(e) of the Agreement and Plan of Reorganization (the "Agreement") among Cisco Systems, Inc., a California corporation ("Cisco"), its wholly-owned subsidiary, Big Sky Acquisition, California corporation ("Sub"), and TGV Software, Inc., a California corporation ("TGV"), dated January 23, 1996. Pursuant to the Agreement and the related Agreement of Merger (collectively, the "Merger Agreements"), Sub will merge with and into TGV (the "Merger"), and TGV will become a wholly-owned subsidiary of Cisco.

          Except as otherwise provided, capitalized terms referred to herein have the meanings set forth in the Merger Agreements. All section references, unless otherwise indicated, are to the Internal Revenue Code of 1986, as amended (the "Code").

          We have acted as legal counsel to Cisco and Sub in connection with the Merger. As such, and for the purpose of rendering this opinion, we have examined (or will examine on or prior to the Effective Date) and are relying (or will rely) upon (without any independent investigation or review thereof) the truth and accuracy, at all relevant times, of the statements, covenants, representations and warranties contained in the following documents (including all schedules and exhibits thereto):

          1.    The Merger Agreements;

          2. Representations made to us by Cisco and Sub in a letter reproduced as Exhibit A hereto;

          3. Representations made to us by TGV in a letter reproduced as Exhibit B hereto;

          4. Representations made by certain shareholders of TGV in "Shareholder Representation Agreements";

          5.   The Registration Statement;

          6. An opinion of Morrison & Foerster substantially identical in form and substance to this opinion (the "Morrison's Tax Opinion"); and

Cisco Systems Inc.
March   , 1996                                                            Page 2

          7. Such other instruments and documents related to the formation, organization and operation of Cisco, TGV and Sub or to the consummation of the Merger and the transactions contemplated thereby as we have deemed necessary or appropriate.

          In connection with rendering this opinion, we have assumed or obtained representations (and are relying thereon, without any independent investigation or review thereof) that:

          4. Original documents (including signatures) are authentic, documents submitted to us as copies conform to the original documents, and there has been (or will be by the Effective Time) due execution and delivery of all documents where due execution and delivery are prerequisites to effectiveness thereof;

          5. The Merger will be consummated in accordance with the Merger Agreement and will be effective under the laws of the State of Delaware;

          6. The shareholders of TGV do not, and will not on or before the Effective Date, have an existing plan or intent to dispose of an amount of Cisco Common Stock to be received in the Merger (or to dispose of TGV capital stock in anticipation of the Merger) such that the shareholders of TGV will not receive and retain a meaningful continuing equity ownership in Cisco that is sufficient to satisfy the continuity of interest requirement as specified in Treas. Reg.
(S)1.368-1(b) and as interpreted in certain Internal Revenue Service rulings and federal judicial decisions;

          7. After the Merger, TGV will hold "substantially all" of its and Sub's properties within the meaning of Section 368(a)(2)(E)(i) of the Code and the regulations promulgated thereunder;

          8. To the extent any expenses relating to the Merger (or the "plan of reorganization" within the meaning of Treas. Reg. (S)1.368-1(c) with respect to the Merger) are funded directly or indirectly by a party other than the incurring party, such expenses will be within the guidelines established in Revenue Ruling 73-54, 1973-1 C.B. 187;

          9. No TGV shareholder guaranteed any TGV indebtedness outstanding during the period immediately prior to the Merger, and at all relevant times, including as of the Effective Time, (i) no outstanding indebtedness of TGV, Cisco or Sub has or will represent equity for tax purposes; and (ii) no outstanding equity of TGV, Cisco or Sub has or will represent indebtedness for tax purposes; and

         10.  The Morrison Tax Opinion has been delivered and not withdrawn.

          Based on our examination of the foregoing items and subject to the assumptions, exceptions, limitations and qualifications set forth herein, we are of the opinion that, for federal income tax purposes, the Merger will be a "reorganization" as defined in Section 368(a) of the Code.

          In addition to the assumptions set forth above, this opinion is subject to the exceptions, limitations and qualifications set forth below.

Cisco Systems Inc.
March   , 1996                                                            Page 3


         11. This opinion represents and is based upon our best judgment regarding the application of federal income tax laws arising under the Code, existing judicial decisions, administrative regulations and published rulings and procedures. Our opinion is not binding upon the Internal Revenue Service or the courts, and there is no assurance that the Internal Revenue Service will not successfully assert a contrary position. Furthermore, no assurance can be given that future legislative, judicial or administrative changes, on either a prospective or retroactive basis, would not adversely affect the accuracy of the conclusions stated herein. Nevertheless, we undertake no responsibility to advise you of any new developments in the application or interpretation of the federal income tax laws.

        12. This opinion addresses only the classification of the Merger as a reorganization under Section 368(a) of the Code, and does not address any other federal, state, local or foreign tax consequences that may result from the Merger or any other transaction (including any transaction undertaken in connection with the Merger). In particular, we express no opinion regarding (i) whether and the extent to which any TGV shareholder who has provided or will provide services to TGV, Cisco or Sub will have compensation income under any provision of the Code; (ii) the effects of such compensation income, including but not limited to the effect upon the basis and holding period of the Cisco stock received by any such shareholder in the Merger; (iii) the potential application of the "golden parachute" provisions (Sections 280G, 3121(v)(2) and 4999) of the Code, the alternative minimum tax provisions (Sections 55, 56 and
57) of the Code or Sections 305, 306, 357, 424, and 708, or the regulations promulgated thereunder; (iv) other than the fact that the merger will be a reorganization within the meaning of Code Section 368 and the consequences that follow directly and solely from such characterization, the corporate level tax consequences of the Merger to Cisco, Sub or TGV, including without limitation the recognition of any gain and the survival and/or availability, after the Merger, of any of the federal income tax attributes or elections of TGV, after application of any provision of the Code, as well as the regulations promulgated thereunder and judicial interpretations thereof; (v) the basis of any equity interest in TGV acquired by Cisco in the Merger; (vi) the tax consequences of any transaction in which TGV stock or a right to acquire TGV stock was received; and (vii) the tax consequences of the Merger (including the opinion set forth above) as applied to stockholders of TGV and/or holders of options or warrants for TGV stock or that may be relevant to particular classes of TGV stockholders and/or holders of options or warrants for TGV stock such as dealers in securities, corporate shareholders subject to the alternative minimum tax, foreign persons, and holders of shares acquired upon exercise of stock options or in other compensatory transactions.

        13. No opinion is expressed as to any transaction other than the Merger as described in the Merger Agreements or to any transaction whatsoever, including the Merger, if all the transactions described in the Merger Agreements are not consummated in accordance with the terms of such Merger Agreements and without waiver or breach of any material provision thereof or if all of the representations, warranties, statements and assumptions upon which we relied are not true and accurate at all relevant times. In the event any one of the statements, representations, warranties or assumptions upon which we have relied to issue this opinion is incorrect, our opinion might be adversely affected and may not be relied upon.

         14. This opinion has been delivered to you for the purpose of satisfying the conditions set forth in Section 6.1(e) of the Agreement and is intended solely for your benefit; it may not be relied upon for any other purpose or by any other person or entity, and may not be

Cisco Systems Inc.
March   , 1996                                                           Page 4

made available to any other person or entity without our prior written consent. We do hereby consent to the filing of this opinion as an exhibit to the Registration Statement and further consent to all references to us in the Registration Statement, the proxy statement/prospectus constituting a part thereof and any further amendments thereto. In giving this consent, we do not admit that we are in the category of persons whose consent is required under
Section 7 of the Securities Act of 1933, as amended, or the Rules and Regulations of the Commission thereunder.

                              Very truly yours,



                              BROBECK, PHLEGER & HARRISON LLP

                                   Exhibit A
                                   ---------


                                March __, 1996



Brobeck, Phleger & Harrison            Morrison & Foerster
Two Embarcadero Place                  Embarcadero Center West
2200 Geng Road                         275 Battery Street
Palo Alto, California 94306            San Francisco, California 94306


          Re: Merger pursuant to the Agreement and Plan of Reorganization (the "Agreement"), dated January 23, 1996, among Big Sky Acquisition Corporation, a Delaware corporation ("Sub"), Cisco Systems, Inc., a California corporation ("Cisco"), and TGV Software, Inc., a Delaware corporation ("TGV").
               ----------------------------------------------------------------

Gentlemen:

          This letter is supplied to you in connection with your rendering of opinions pursuant to Section 6.1(e) of the Agreement regarding certain federal income tax consequences of the Merger (as defined in Section 1.1 of the Agreement). Unless otherwise indicated, capitalized terms not defined herein have the meanings set forth in the Agreement.

     B.   Representations.  After consulting with their counsel and auditors
          ---------------
regarding the meaning of and factual support for the following representations, the undersigned hereby certify and represent that the following facts are now true and will continue to be true as of the Effective Date of the Merger (as defined in Section 1.1 of the Agreement):

          1. Pursuant to the Merger, Sub will merge with and into TGV, and TGV will acquire all of the assets and liabilities of Sub. At least ninety percent (90%) of the fair market value of the net assets and at least seventy percent (70%) of the fair market value of the gross assets held by TGV immediately prior to the Merger will continue to be held by TGV immediately after the Merger. For the purpose of determining the percentage of TGV's net and gross assets held by it immediately following the Merger, the following assets will be treated as property held by TGV immediately prior but not subsequent to the Merger: (i) assets disposed of by TGV prior to or subsequent to the Merger and in contemplation thereof (including without limitation any asset disposed of by TGV, other than in the ordinary course of business, pursuant to a plan or intent existing during the period ending on the Effective Date and beginning with the commencement of negotiations (whether formal or informal) with Cisco regarding the Merger (the "Pre-Merger Period")), (ii) assets used by TGV to pay shareholders perfecting dissenters' rights or to pay other expenses or liabilities incurred in connection with the Merger, and (iii) assets used to make distribution, redemption or other payments in respect of TGV capital stock or rights to acquire such stock (including payments treated as such for tax purposes) that are made in contemplation of the Merger or related thereto;

March   , 1996                                                            Page 2

          2. Cisco is participating in the Merger for good and valid business reasons and not for tax purposes;

          3. Prior to the Merger, Cisco will be in "Control" of Sub. As used herein, "Control" of a corporation shall consist of ownership of stock possessing at least eighty percent (80%) of the total combined voting power of all classes of stock entitled to vote and at least eighty percent (80%) of the total number of shares of all other classes of stock of the corporation. For purposes of determining Control, a person shall not be considered to own voting stock if rights to vote such stock (or to restrict or otherwise control the voting of such stock) are held by a third party (including a voting trust) other than an agent of such person;

          4. In the Merger, all shares of TGV capital stock (other than shares with respect to which dissenters' rights are exercised) will be exchanged solely for voting stock of Cisco, except to the extent of cash paid in lieu of fractional shares in accordance with the terms of the Merger Agreement;

          5. Cisco has no plan or intention to cause TGV to issue additional shares of stock after the Merger that would result in Cisco losing Control of TGV;

          6. Other than with respect to the possible repurchase in the ordinary course of business of shares held by TGV employees pursuant to Cisco's assumption of TGV's obligations under the TGV Stock Option Plan, Cisco has no plan or intention to reacquire any of its stock issued pursuant to the Merger;

          7. Except for transfers described in both Section 368(a)(2)(C) of the Code and Treasury Regulation Section 1.3682(j)(4), Cisco has no current plan or intention to (i) liquidate TGV; (ii) merge TGV with or into another corporation including Cisco or its affiliates; (iii) sell, distribute or otherwise dispose of the capital stock of TGV; or (iv) cause TGV to sell or otherwise dispose of any of its assets (or any assets acquired from Sub) except for dispositions made in the ordinary course of business or payment of expenses incurred by TGV pursuant to the Merger (including payments made with respect to dissenting and fractional shares, if any); provided, however, that nothing herein shall be understood to impose any limitation on the right of Cisco to transfer assets or engage in any other transaction which Cisco may determine to be necessary, appropriate or desirable in the exercise of its business judgement after the Merger in response to the circumstances then existing;

          8. In the Merger, Sub will have no liabilities assumed by TGV and will not transfer to TGV any assets subject to liabilities, except to the extent incurred in connection with the transactions contemplated by the Agreement;

          9. Cisco intends that, following the Merger, either the historic business of TGV will be continued or a significant portion of TGV's historic business assets will be utilized in a business;

          10. Neither Cisco nor any current or former subsidiary of Cisco owns, or has owned during the past five (5) years, directly or indirectly, any shares of TGV capital stock, or the right to acquire or vote any such shares;

March  , 1996                                                            Page 3

          11. Cisco is not an investment company within the meaning of Section 368(a)(2)(F)(iii) and (iv) of the Code;

          12. No shareholder of TGV is acting as agent for Cisco in connection with the Merger or approval thereof, and Cisco will not reimburse any TGV shareholder for TGV capital stock such shareholder may have purchased or for other obligations such shareholder may have incurred;

          13. Neither Cisco nor Sub is under the jurisdiction of a court in a Title 11 or similar case within the meaning of Section 368(a)(3)(A) of the Code;

          14. Cisco has no knowledge of any plan or intention on the part of TGV's shareholders (a "Plan") to engage in a sale, exchange, transfer, distribution, pledge, disposition or any other transaction which results in a reduction in the risk of ownership or a direct or indirect disposition (a "Sale") of (a) shares of Cisco Common Stock to be issued to such shareholders in the Merger, which shares would have an aggregate fair market value, as of the Effective Date of the Merger, in excess of fifty percent (50%) of the aggregate fair market value, immediately prior to the Merger, of all outstanding shares of TGV capital stock or (b) more than fifty percent (50%) of the shares of Cisco Common Stock to be received in exchange for TGV capital stock in the Merger. For purposes of this paragraph, shares of TGV capital stock (or the portion thereof)
(i) with respect to which a TGV shareholder receives consideration in the Merger other than Cisco Common Stock (including, without limitation, cash received pursuant to the exercise of dissenters' rights or in lieu of fractional shares of Cisco Common Stock) and/or (ii) with respect to which a Sale occurs prior to and in contemplation of the Merger (other than the conversion of TGV Preferred Stock into TGV Common Stock) shall be considered shares of outstanding TGV capital stock exchanged for Cisco Common Stock in the Merger and then disposed of pursuant to a Plan;

          15. The payment of cash in lieu of fractional shares of Cisco is solely for the purpose of avoiding the expense and inconvenience to Cisco of issuing fractional shares and does not represent separately bargained-for consideration. The total cash consideration that will be paid in the Merger to TGV shareholders in lieu of fractional shares of Cisco Common Stock will not exceed one percent (1%) of the total consideration that will be issued in the Merger to TGV shareholders in exchange for their shares of TGV capital stock. The fractional share interests of each TGV shareholder will be aggregated and no TGV shareholder will receive cash in an amount greater than the value of one full share of Cisco Common Stock;

          16. Except with respect to (i) payments of cash to TGV shareholders in lieu of fractional shares of Cisco Common Stock and (ii) payments of cash to TGV shareholders perfecting dissenters' rights, one hundred percent (100%) of the TGV capital stock outstanding immediately prior to the Merger will be exchanged solely for Cisco Common Stock. Thus, except as set forth in the preceding sentence, Sub and Cisco intend that no consideration be paid or received (directly or indirectly, actually or constructively) for TGV capital stock other than Cisco Common Stock;

March  , 1996                                                           Page 4

          17. The total fair market value of all consideration other than Cisco Common Stock received by TGV shareholders in the Merger (including, without limitation, cash paid to TGV shareholders perfecting dissenters' rights or in lieu of fractional shares of Cisco Common Stock) will be less than fifteen percent (15%) of the aggregate fair market value of TGV shares outstanding immediately prior to the Merger;

          18. At the Effective Time of the Merger, the fair market value of the Cisco Common Stock received by each TGV shareholder will be approximately equal to the fair market value of the TGV capital stock surrendered in exchange therefor, and the aggregate consideration received by TGV shareholders in exchange for their TGV capital stock will be approximately equal to the fair market value of all of the outstanding shares of TGV capital stock immediately prior to the Merger;

           19. No shares of Sub have been or will be used as consideration or issued to shareholders of TGV pursuant to the Merger;

           20. Sub, Cisco, TGV and the shareholders of TGV will each pay separately its or their own expenses in connection with the Merger as contemplated by the Agreement;

           21. There is no intercorporate indebtedness existing between Cisco and TGV or between Sub and TGV that was issued, acquired or will be settled at a discount as a result of the Merger, and Cisco will assume no liabilities of TGV or any TGV shareholder in connection with the Merger;

           22. The terms of the Agreement and all other agreements entered into in connection therewith are the product of arm's-length negotiations;

           23. None of the compensation received by any shareholder-employees of TGV will be separate consideration for, or allocable to, any of their shares of TGV capital stock; none of the shares of Cisco Common Stock received by any shareholder-employees of TGV will be separate consideration for, or allocable to, any employment agreement or any covenants not to compete; and the compensation paid to any shareholder-employees of TGV will be for services actually rendered and will be commensurate with amounts paid to third parties bargaining at arm's length for similar services;

          24. Any amounts paid to TGV shareholders that have perfected dissenters' rights shall be paid by TGV, solely from TGV's assets, and without reimbursement therefor by Cisco or Sub;

          25. No "poison pill" or similar rights will be associated with the Cisco Common Stock on or prior to the date of the Merger;

March  , 1996                                                            Page 5

          26. With respect to each instance, if any, in which shares of TGV capital stock have been purchased by a shareholder of Cisco (a "Shareholder") during the Pre-Merger Period (a "Stock Purchase"): (i) the Stock Purchase was made by such Shareholder on its own behalf and with its own funds and not as a representative, or for the benefit, of Cisco; (ii) the purchase price paid by such Shareholder pursuant to the Stock Purchase was the product of arm's-length negotiations, was funded by such Shareholder's own assets, and was not advanced, and will not be reimbursed, either directly or indirectly, by Cisco; (iii) at no time was such Shareholder or any other party required or obligated to surrender to Cisco the TGV capital stock acquired in the Stock Purchase, and neither such Shareholder nor any other party will be required to surrender to Cisco the Cisco Common Stock for which such shares of TGV capital stock will be exchanged in the Merger; and (iv) the Stock Purchase was not a formal or informal condition to consummation of the Merger and was entered into solely to satisfy the separate interests of such Shareholder and the seller;

          27. Each of the representations made by Cisco and Sub in the Agreement and any other documents associated therewith is true and accurate; and

          28. Cisco and Sub are authorized to make all of the representations set forth herein.

     C.  Reliance by You in Rendering Opinions; Limitations on Your Opinions.
         -------------------------------------------------------------------

         1. The undersigned recognize that (i) your opinions will be based on the representations set forth herein and on the statements contained in the Agreement and the documents related thereto and (ii) your opinions will be subject to certain limitations and qualifications including that they may not be relied upon if any such representations are not accurate in all material respects.

        2. The undersigned recognize that your opinions will not address any tax consequences of the Merger or any action taken in connection therewith except as expressly set forth in such opinions.

                              Very truly yours,

                              CISCO SYSTEMS, INC., a California Corporation


                              By:
                                  ---------------------------------------------
                              Title:
                                     ------------------------------------------

                              BIG SKY ACQUISITION CORPORATION, a Delaware corporation


                              By:
                                  ---------------------------------------------
                              Title:
                                     ------------------------------------------

                                   EXHIBIT B


                               ___________, 1996


Brobeck, Phleger & Harrison, LLP    Morrison & Foerster, LLP
Two Embarcadero Place               755 Page Mill Road
2200 Geng Road                      Palo Alto, California 94304
Palo Alto, California 94306

          Re: Merger pursuant to the Agreement and Plan of Reorganization (the "Agreement"), dated as of January 23, 1996, between Cisco Systems, Inc., California corporation ("Cisco"), Big Sky Acquisition Corporation, a Delaware Corporation ("Sub"), and TGV Software, Inc., a Delaware corporation ("TGV")

Gentlemen:

     This letter is supplied to you in connection with your rendering of opinions pursuant to Section 6.1(e) of the Agreement regarding certain federal income tax consequences of the Merger (as defined in the first paragraph of the Recitals set forth in the Agreement). Unless otherwise indicated, capitalized terms not defined herein have the meanings set forth in the Agreement.

     A.  Representations.  After consulting with its counsel and auditors
         ---------------
regarding the meaning of and factual support for the following representations, the undersigned hereby certifies and represents that the following facts are now true and will continue to be true through the Effective Date of the Merger as defined in Section 2.7 of the Agreement:

          1. Pursuant to the Merger, Sub will merge with and into TGV, and TGV will acquire all of the assets and liabilities of Sub. At least ninety percent (90%) of the fair market value of the net assets and at least seventy percent (70%) of the fair market value of the gross assets held by TGV immediately prior to the Merger will continue to be held by TGV immediately after the Merger. For the purpose of determining the percentage of TGV's net and gross assets held by it immediately following the Merger, the following assets will be treated as property held by TGV immediately prior but not subsequent to the Merger: (i) assets disposed of by TGV prior to or subsequent to the Merger and in contemplation thereof (including, without limitation, any asset disposed of by TGV, other than in the ordinary course of business, pursuant to a plan or intent existing during the period ending on the Effective Date of the

Merger and beginning with the commencement of negotiations (whether formal or informal) with Cisco regarding the Merger (the "Pre-Merger Period")), (ii) assets used by TGV to pay shareholders perfecting dissenters' rights or other expenses or liabilities incurred in connection with the Merger and (iii) assets used to make distribution, redemption or other payments in respect of TGV capital stock or rights to acquire such stock (including payments treated as such for tax purposes) that are made in contemplation of the Merger or related thereto;

          2. TGV has made no transfer of any of its assets (including any distribution of assets with respect to, or in redemption of, stock) in contemplation of the Merger or during the Pre-Merger Period other than (i) in the ordinary course of business, (ii) cash paid to TGV shareholders perfecting dissenters' rights and (iii) payments for expenses incurred in connection with the Merger;

          3. TGV is participating in the Merger for good and valid business reasons and not for tax purposes;

          4. At the time of the Merger, TGV will have no outstanding equity interests other than shares of TGV capital stock, and rights to acquire shares of TGV capital stock. At the time of the Merger, except as specified in, or disclosed in the Agreement or in a schedule or exhibit to, the Agreement, TGV will have no outstanding warrants, options or convertible securities nor any other type of right outstanding pursuant to which any person could acquire shares of TGV capital stock or any other equity interest in TGV;

          5. In the Merger, shares of TGV capital stock representing "Control" of TGV will be exchanged solely for voting stock of Cisco; at the time of the Merger, there will exist no rights to acquire TGV capital stock or to vote (or restrict or otherwise control the vote of) TGV capital stock which, if exercised, could affect Cisco's acquisition and retention of Control of TGV.
For purposes of this paragraph, shares of TGV capital stock exchanged in the Merger for cash and other property (including, without limitation, cash paid to TGV shareholders perfecting dissenters' rights or in lieu of fractional shares of Cisco Common Stock) will be treated as TGV capital stock outstanding on the date of the Merger but not exchanged for voting stock of Cisco. As used herein, "Control" of a corporation shall consist of ownership of stock possessing at least eighty percent (80%) of the total combined voting power of all classes of stock entitled to vote and at least eighty percent (80%) of the total number of shares of all other classes of stock of the corporation. For purposes of determining Control, a person shall not be considered to own voting stock if rights to vote such stock (or to restrict or otherwise control the voting of such stock) are held by a third party (including a voting trust) other than an agent of such person;

          6.  TGV has not declared any dividends on shares of TGV capital stock;

          7. The total fair market value of all consideration other than Cisco Common Stock received by TGV shareholders in the Merger (including, without limitation, cash paid to TGV shareholders perfecting dissenters' rights or in lieu of fractional shares of Cisco Common Stock) will be less than nine percent (9%) of the aggregate fair market value of TGV capital stock outstanding immediately prior to the Merger;

          8. TGV has no obligation, understanding, agreement or intention to issue additional shares of stock after the Merger that would result in Cisco losing Control of TGV;

          9. TGV has no plan or intention to sell or otherwise dispose of any of its assets or of any of the assets acquired from Sub in the Merger except for dispositions made in the ordinary course of business or the payment of expenses incurred by TGV pursuant to the Merger (including payments made with respect to dissenting and fractional shares, if any);

          10. TGV anticipates that Cisco will cause TGV to continue TGV's historic business or use a significant portion of TGV's historic business assets in a business following the Merger;

          11. The liabilities of TGV have been incurred by TGV in the ordinary course of its business;

          12. The fair market value of TGV's assets will, on the Effective Date, exceed the aggregate liabilities of TGV plus the amount of liabilities, if any, to which such assets are subject;

          13. Other than shares of TGV capital stock or options to acquire TGV capital stock issued as compensation to present or former service providers (including, without limitation, employees and directors) of TGV in the ordinary course of business, no issuances of TGV capital stock or rights to acquire TGV capital stock have occurred or will occur during the Pre-Merger Period other than pursuant to options, warrants or agreements outstanding prior to the Pre-Merger Period;

          14. Cash or other property paid to employees of TGV during the Pre-Merger Period has been or will be in the ordinary course of business or pursuant to agreements entered into prior to the Pre-Merger Period;

          15. TGV is not and will not be on the Effective Date an "investment company" within the meaning of Section 368(a)(2)(F)(iii) and (iv) of the Code;

          16. TGV is not under the jurisdiction of a court in a Title 11 or similar case within the meaning of Section 368(a)(3)(A) of the Code;

          17. TGV has no knowledge of any plan or intention on the part of TGV's shareholders (a "Plan") to engage in a sale, exchange, transfer, distribution, pledge, disposition or any other transaction which results in a reduction in the risk of ownership or a direct or indirect disposition (a "Sale") of (a) shares of Cisco Common Stock to be issued to such shareholders in the Merger, which shares would have an aggregate fair market value, as of the Effective Date of the Merger, in excess of fifty percent (50%) of the aggregate fair market value, immediately prior to the Merger, of all outstanding shares of TGV capital stock or (b) more than fifty percent (50%) of the shares of Cisco Common Stock to be received in exchange for TGV capital stock in the Merger.
For purposes of this paragraph, shares of TGV capital stock (or the portion thereof) (i) with respect to which a TGV shareholder receives consideration in the Merger other than Cisco Common Stock (including, without limitation, cash received pursuant to the exercise of dissenters' rights or in lieu of fractional shares of Cisco Common Stock) and/or (ii) with respect to which a Sale occurs prior to and in contemplation of the Merger (other than the conversion of TGV Preferred Stock into TGV Common Stock), shall be considered shares of outstanding TGV capital stock exchanged for Cisco Common Stock in the Merger and then disposed of pursuant to a Plan;

          18. The payment of cash in lieu of fractional shares of Cisco is solely for the purpose of avoiding the expense and inconvenience to Cisco of issuing fractional shares and does not represent separately bargained-for consideration. The total cash consideration that will be paid in the Merger to TGV shareholders in lieu of fractional shares of Cisco Common Stock will not exceed one percent (1%) of the total consideration that will be issued in the Merger to TGV shareholders in exchange for their shares of TGV capital stock. The fractional share interests of each TGV shareholder will be aggregated, and no TGV shareholder will receive cash in an amount greater than the value of one full share of Cisco Common Stock;

          19. Except with respect to (i) payments of cash to TGV shareholders in lieu of fractional shares of Cisco Common Stock and (ii) payments of cash to TGV shareholders perfecting dissenters' rights, one hundred percent (100%) of the TGV capital stock outstanding immediately prior to the Merger will be exchanged solely for Cisco Common Stock. Thus, except as set forth in the preceding sentence, TGV intends that no consideration be paid or received (directly or indirectly, actually or constructively) for TGV capital stock other than Cisco Common Stock;

          20. At the Effective Date of the Merger, the fair market value of the Cisco Common Stock received by each TGV shareholder will be approximately equal to the fair market value of the TGV capital stock surrendered in exchange therefor, and the aggregate consideration received by TGV shareholders in exchange for their TGV capital stock will be approximately equal to the fair market value of all of the outstanding shares of TGV capital stock immediately prior to the Merger;

          21. No shares of Sub have been or will be used as consideration or issued to shareholders of TGV pursuant to the Merger;

          22. Sub, Cisco, TGV and the shareholders of TGV will each pay separately its or their own expenses in connection with the Merger as contemplated by the Agreement;

          23. There is no intercorporate indebtedness existing between Cisco and TGV or between Sub and TGV that was issued, acquired or will be settled at a discount as a result of the Merger, and Cisco will assume no liabilities of TGV or any TGV shareholder in connection with the Merger;

          24. The terms of the Agreement and all other agreements entered into in connection therewith are the product of arm's-length negotiations;

          25. None of the compensation received by any shareholder-employees of TGV will be separate consideration for, or allocable to, any of their shares of TGV capital stock; none of the shares of Cisco Common Stock received by any shareholder-employees of TGV will be separate consideration for, or allocable to, any employment agreement or any covenants not to compete; and the compensation paid to any shareholder-employees of TGV will be for services actually rendered and will be commensurate with amounts paid to third parties bargaining at arm's length for similar services;

          26. Any amounts paid to TGV shareholders that have perfected dissenters' rights shall be paid by TGV, solely from TGV's assets, and without reimbursement therefor by Cisco or Sub;

          27. No direct or indirect subsidiary of TGV owns any shares of TGV capital stock;

          28. No "poison pill" or similar rights will be associated with shares of TGV capital stock on or prior to the date of the Merger;

          29. With respect to each instance, if any, in which shares of TGV capital stock have been purchased by a shareholder of Cisco (a "Shareholder") during the Pre-Merger Period (a "Stock Purchase"): (i) to the best knowledge of TGV, (A) the Stock Purchase was made by such Shareholder on its own behalf and with its own funds, rather than as a representative, or for the benefit, of Cisco, (B) the Stock Purchase was entered into solely to satisfy the separate interests of such Shareholder and the seller and (C) the purchase price paid by such Shareholder pursuant to the Stock Purchase was the product of arm's-length negotiations and (ii) the Stock Purchase was not a formal or informal condition to consummation of the Merger;

          30. Each of the representations made by TGV in the Agreement and any other documents associated therewith is true and accurate; and

          31. TGV is authorized to make all of the representations set forth herein.

     B.   Reliance by You in Rendering Opinions; Limitations on Your Opinions.
          -------------------------------------------------------------------

          1. The undersigned recognizes that (i) your opinions will be based on the representations set forth herein and on the statements contained in the Agreement and documents related thereto and (ii) your opinions will be subject to certain limitations and qualifications including that they may not be relied upon if any such representations are not accurate in all material respects.

          2. Notwithstanding anything herein to the contrary, the undersigned makes no representations regarding any actions or conduct of TGV pursuant to Cisco's exercise of control over TGV after the Merger.

          3. The undersigned recognizes that your opinions will not address any tax consequences of the Merger or any action taken in connection therewith except as expressly set forth in such opinions.


                              Very truly yours,

                              TGV SOFTWARE, INC., a Delaware corporation